UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

American Water Works Company, Inc. (the “Company”) is announcing that Ellen C. Wolf, the Company’s Senior Vice President and Chief Financial Officer, has notified the Company that she intends to retire during the first half of 2013. Ms. Wolf will continue in her current position with the Company until her retirement to continue to oversee the Company’s financial functions, to assist in the search for her replacement and to allow for an effective transition to her successor. The Company has initiated a search to identify a Chief Financial Officer to replace Ms. Wolf. Ms. Wolf’s final retirement date will depend on the date a successor is identified and any transition period required once that successor is fully engaged.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the Company’s current expectations and assumptions regarding future events, including the period of Ms. Wolf’s continued service to the Company, and certain tasks to be performed by Ms. Wolf during that period. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including the time necessary to identify and hire a new chief financial officer and any subsequent determination by Ms. Wolf to retire at an earlier time than indicated in this report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2013	By:	/s/ Kellye L. Walker
Kellye L. Walker
Chief Administrative Officer, General Counsel and Secretary

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2013	By:	/s/ Kellye L. Walker
Kellye L. Walker
Chief Administrative Officer, General Counsel and Secretary